UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

MidCap Funding X Trust

As previously reported by Twinlab Consolidated Holdings, Inc. (the “Company”), the Company and its direct and indirect wholly owned subsidiaries, Twinlab Consolidation Corporation ("TCC"), Twinlab Holdings, Inc. ("THI"), Twinlab Corporation ("Twinlab"), ISI Brands Inc. ("ISI"), NutraScience Labs, Inc. ("NSL"), NutraScience Labs IP Corporation ("NSLIP"), Organic Holdings LLC ("Organic"), Reserve Life Organics, LLC ("Reserve"), Resvitale, LLC ("Resvitale"), Re-Body, LLC ("Re-Body"), Innovitamin Organics, LLC ("Innovitamin"), Organics Management LLC ("Organics Mgmt."), Cocoawell, LLC ("Cocoawell"), Fembody, LLC ("Fembody"), Reserve Life Nutrition, L.L.C. ("Reserve Life"), Innovita Speciality Distribution, LLC ("Innovita") and Joie Essance, LLC ("Joie" and with the Company, TCC, THI, Twinlab, ISI, NSL, NSLIP, Organic, Reserve, Resvitale, Re-Body, Innovitamin, Organics Mgmt., Cocoawell, Fembody, Reserve Life and Innovita, collectively, the "Twinlab Companies"), entered into a Credit and Security Agreement, dated January 22, 2015, with MidCap Financial Trust ("MidCap Trust"), with respect to which Credit and Security Agreement and all related agreements MidCap Trust immediately thereafter assigned all of its rights and interests to MidCap Funding X Trust, an affiliate of MidCap Trust (as so assigned and subsequently amended by that certain Amendment No. 1 to Credit and Security Agreement and Limited Consent, dated as of February 4, 2015, that certain Amendment No. 2 to Credit Agreement and Limited Consent dated as of April 7, 2015, that certain Amendment No. 3 to Credit and Security Agreement and Limited Consent dated as of April 30, 2015, that certain Amendment No. 4 to Credit and Security Agreement and Limited Waiver dated as of June 30, 2015, that certain Amendment No. 5 to Credit and Security Agreement and Limited Consent, dated as of June 30, 2015, that certain Amendment No. 6 to Credit and Security Agreement, Limited Consent and Limited Waiver dated as of September 9, 2015, that certain Amendment No. 7 and Joinder Agreement to Credit and Security Agreement dated as of October 5, 2015, that certain Amendment No. 8 to Credit and Security Agreement dated as of January 28, 2016, that certain Amendment No. 9 to Credit and Security Agreement, dated as of April 5, 2016, that certain Amendment No. 10 to Credit and Security Agreement dated as of August 11, 2016, that certain Amendment No. 11 to Credit and Security Agreement dated as of September 1, 2016, that certain Amendment No. 12 to Credit and Security Agreement dated as of December 2, 2016, that certain Amendment No. 13 to Credit and Security Agreement dated as of August 30, 2017, that certain Amendment No. 14 to Credit and Security Agreement dated as of March 22, 2018, that certain Amendment No. 15 to Credit and Security Agreement, dated as of December 4, 2018, and that certain Amendment No. 16 to Credit and Security Agreement, dated as of January 22, 2019 (the "Credit Agreement"). On February 13, 2019, MidCap informed the Twinlab Companies that MidCap Trust had re-assigned all of its rights, powers, privileges and duties as “Agent” under the Credit and Security Agreement, as well as all of its right, title and interest in and to the revolving loans made under the facility to MidCap IV Funding ("MidCap").

On April 22, 2019, the Twinlab Companies and MidCap entered into Amendment No. 17 to Credit and Security Agreement and Limited Waiver (the "MidCap Seventeenth Amendment"). Pursuant to the MidCap Seventeenth Amendment, the existing Credit and Security Agreement was renewed between the parties and the Revolving Loan Commitment Amount (as defined in the MidCap Seventeenth Amendment) was increased from a total of $5,000,000 to a total of $12,000,000. In addition, MidCap granted a waiver with respect to the Twinlab Companies' failure to satisfy Section 6.2 (Minimum Adjusted EBITDA) of the Credit Agreement because Twinlab Companies’ Adjusted EBITDA was less than $1,400,000 with respect to the measurement period from January 1, 2018 to December 31, 2018. The waiver is limited to the measurement period.

Subsequent to entering into the MidCap Seventeenth Amendment, the Company issued a warrant to MidCap exercisable for up to 500,000 shares of Company common stock at an exercise price of $.76 per share (the "MidCap Warrant”). The Company has reserved 500,000 shares of Company common stock for issuance under the MidCap Warrant. The MidCap Warrant expires on April 22, 2021.

The MidCap Warrant is also subject to customary adjustments upon any recapitalization, capital reorganization or reclassification, consolidation, merger or transfer of all or substantially all of the assets of the Company.

The foregoing description of the MidCap Seventeenth Amendment and the MidCap Warrant are qualified in their entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2019 ended March 31, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carla Goffstein as Chief Financial Officer

On April 22, 2019, the Company announced the appointment of Carla Goffstein, age 45, as the Company’s Chief Financial Officer, effective as of that date.

Ms. Goffstein, joined the Company in January 2018 and served as the Company’s Senior Vice President of Finance and interim Chief Financial Officer prior to her appointment. Ms. Goffstein holds a B.S. in Business (Major in Finance) from Miami University of Ohio. Before joining the Company, Ms. Goffstein was with Proctor & Gamble for 22 years, most recently serving as the Associate Director of Finance for Global Business Services.

There are no arrangements or understandings between Ms. Goffstein and any other persons in connection with her appointment. There are no family relationships between Ms. Goffstein and any director or executive officer of the Company, and Ms. Goffstein is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On April 22, 2019 the Company and Ms. Goffstein entered into an Employment, Non-Competition and Proprietary Rights Agreement (the “Goffstein Employment Agreement”) that has a two-year term with automatic renewals for additional one-year periods unless the Goffstein Employment Agreement is terminated by Ms. Goffstein or the Company, in each case by 30 days’ written notice.  In addition, the Company may terminate Ms. Goffstein’s employment at any time, with or without cause.  Pursuant to the Goffstein Employment Agreement, Ms. Goffstein will serve as the Chief Financial Officer of the Company.

Base Salary, Annual Bonus, Benefits Pursuant to the Goffstein Employment Agreement, Ms. Goffstein will receive a base salary of $275,000 per year and an annual bonus of up to 50% of her base salary based on the achievement of performance metrics. In addition, Ms. Goffstein is eligible to participate in the Company’s standard employee benefits programs available to senior executives.

Under the Goffstein Employment Agreement, in the event of a termination without cause by the Company or a termination with good reason by Ms. Goffstein, she will be entitled to receive severance benefits equal to twelve months of her base salary and any accrued and unpaid bonus payable on account of any calendar year ending prior to the year in which the termination occurs. Under the Goffstein Employment Agreement, in the event of a change in control wherein Ms. Goffstein’s employment is terminated in the first year thereafter, Ms. Goffstein will be entitled to receive severance benefits equal to six months of her base salary; if her employment is terminated in the second year thereafter, Ms. Goffstein will be entitled to receive severance benefits equal to four months of her base salary.

Ms. Goffstein’s receipt of the severance benefits discussed above is contingent on Ms. Goffstein signing and not revoking a release of claims against the Company.

Restrictive Covenants

Pursuant to the Goffstein Employment Agreement, Ms. Goffstein is subject to (i) non-disclosure of confidential information restrictions while employed and for a period of two (2) years following the termination of employment, (ii) non-solicitation restrictions while employed and for a period of two (2) years following the termination of employment, and (iii) non-competition restrictions while employed and for a period of six (6) months following the termination of employment.

The foregoing description of the Employment, Non-Competition and Proprietary Rights Agreement between Twinlab and Carla Goffstein is qualified in its entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2019 ended March 31, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company, dated April 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: April 26, 2019	By:	/s/ Shari Gottesman
Shari Gottesman
Corporate Secretary, General Counsel & Senior Vice President, Legal